Exhibit 99.1

WestRock Reports Fiscal 2020 Fourth Quarter Results

ATLANTA--(BUSINESS WIRE)--November 5, 2020--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal fourth quarter and year ended September 30, 2020.

Notable items in the fourth quarter of fiscal 2020 include:

  Net sales of $4.5 billion increased sequentially by 5.6% and decreased by 3.9% compared to the prior year quarter
  Packaging volumes increased sequentially 6.9% and 2.4% compared to the prior year quarter
  Consumer Packaging reporting unit recorded a non-cash goodwill impairment of $1.3 billion, or $5.06 per diluted share, driven by expected lower volumes and cash flows related to certain external SBS end markets including commercial print, tobacco and plate and cup stock
  Loss of $4.45 per diluted share and adjusted earnings per diluted share of $0.73 compared sequentially to $0.69 of earnings per diluted share and $0.76 of adjusted earnings per diluted share
  Generated net cash provided by operating activities of $732 million and Adjusted Free Cash Flow of $631 million
  Approximately $3.6 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at September 30, 2020

Full Year 2020 and Other Highlights:

  Generated net cash provided by operating activities of $2.07 billion and Adjusted Free Cash Flow of $1.15 billion, our fifth consecutive year generating more than $1 billion of net cash provided by operating activities and Adjusted Free Cash Flow
  Invested $978 million in capital expenditures, including $361 million in strategic capital projects
  Returned $345 million to stockholders through dividends
  Reduced total debt by $633 million and Adjusted Net Debt by $813 million

“The WestRock team rose to the challenges of the operating environment in fiscal 2020 and delivered solid financial results, strong cash flow, and substantial debt reduction,” said Steve Voorhees, chief executive officer. “While the environment remains uncertain, we are seeing strong trends in key end markets and continue to successfully partner with our customers to meet their growing needs for sustainable, fiber-based packaging solutions. We have positive momentum for strong performance in fiscal year 2021.”

Consolidated Financial Results

WestRock’s performance for the three months ended September 30, 2020 and September 30, 2019 (in millions):

	Three Months Ended
	Sep. 30, 2020	Sep. 30, 2019	Change

Net sales	$4,471.5	$4,651.6	$(180.1)

Segment income	$373.3	$584.5	$(211.2)
Non-allocated expenses	(16.6)	(15.9)	(0.7)
Depreciation	258.9	272.5	(13.6)
Amortization	106.7	110.6	(3.9)
Segment EBITDA	722.3	951.7	(229.4)
Adjustments (1)	(1.6)	(61.2)	59.6
Adjusted Segment EBITDA	$720.7	$890.5	$(169.8)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended September 30, 2020 compared to September 30, 2019:

Net sales decreased $180 million compared to the prior year quarter. Corrugated Packaging segment and Consumer Packaging segment net sales declined $121 million and $42 million, respectively, primarily due to lower selling price/mix on sales and lower volumes, including the impact of COVID-19, and unfavorable foreign currency impacts.

Segment income decreased $211 million compared to the prior year quarter. Corrugated Packaging segment income decreased $168 million and Consumer Packaging segment income decreased $44 million.

Additional information about the changes in segment net sales and income is included below.

Consumer Packaging Goodwill Impairment

During the fourth quarter of fiscal 2020, we completed our annual goodwill impairment testing. We considered factors such as, but not limited to, our expectations for the short-term and long-term impacts of COVID-19, macroeconomic conditions, industry and market considerations, and financial performance, including planned revenue, earnings and capital investments of each reporting unit. As a result, we recorded a pre-tax non-cash impairment of our Consumer Packaging reporting unit of $1,333.2 million or $1,314.3 million after-tax. This charge is not included in Consumer Packaging segment income.

The impairment was driven by expected lower volumes and cash flows related to certain external SBS end markets including commercial print, tobacco and plate and cup stock. Our long-lived assets, including intangible assets remain recoverable.

Restructuring and Other Items

Restructuring and other items during the fourth quarter of fiscal 2020 included the following pre-tax costs:

  $54 million of restructuring costs, primarily including $31 million related to the previously announced shutdown of a paper machine at WestRock’s Evadale, TX mill ($24 million of which was non-cash) and $10 million of severance for voluntary early retirements, as well as other employee costs and plant consolidations
  $3 million of integration costs, primarily related to the fiscal 2019 acquisition of KapStone Paper and Packaging Corporation (“KapStone”)

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $732 million in the fourth quarter of fiscal 2020 compared to $911 million in the prior year quarter.

Total debt was $9.43 billion at September 30, 2020, or $9.22 billion excluding $209 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $8.97 billion further excluding cash and cash equivalents of $251 million. During the fourth quarter of fiscal 2020, WestRock invested $118 million in capital expenditures and paid $52 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended September 30, 2020 and September 30, 2019 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2020	Sep. 30, 2019	Change

Segment net sales	$2,898.4	$3,019.4	$(121.0)

Segment income	$281.9	$449.8	$(167.9)
Depreciation	177.2	190.0	(12.8)
Amortization	57.2	58.0	(0.8)
Segment EBITDA	516.3	697.8	(181.5)
Adjustments (1)	(2.9)	(57.5)	54.6
Adjusted Segment EBITDA	$513.4	$640.3	$(126.9)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended September 30, 2020 compared to September 30, 2019:

Segment net sales decreased $121 million, primarily due to $47 million of lower volumes, including the impact of COVID-19, $35 million of lower selling price/mix on sales and $39 million of unfavorable foreign currency impacts. The Corrugated Packaging segment delivered a Segment EBITDA margin of 17.8% and a North American Adjusted Segment EBITDA margin of 19.6%.

Segment income decreased $168 million, primarily due to $45 million of lower volumes, including the impact of COVID-19, an estimated $43 million of net cost inflation, $34 million of margin impact from lower selling price/mix, $10 million of unfavorable foreign currency impacts and an estimated $7 million of maintenance downtime. The prior year quarter included a net $63 million favorable impact of Hurricane Michael due to the receipt of $70 million of insurance proceeds. In addition to these items, lower depreciation and amortization, decreased negative impact of economic downtime, productivity improvements and favorable weather compared to the prior year period, partially offset by safety, cleaning and other items related to COVID-19, and other items that totaled $34 million in the aggregate.

Consumer Packaging Segment

	Three Months Ended
	Sep. 30, 2020	Sep. 30, 2019	Change

Segment net sales	$1,627.2	$1,668.8	$(41.6)

Segment income	$91.4	$135.0	$(43.6)
Depreciation	80.3	81.0	(0.7)
Amortization	49.5	52.6	(3.1)
Segment EBITDA	221.2	268.6	(47.4)
Adjustments (1)	1.3	0.5	0.8
Adjusted Segment EBITDA	$222.5	$269.1	$(46.6)

(1) See Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended September 30, 2020 compared to September 30, 2019:

Segment net sales decreased $42 million, primarily due to $24 million of lower selling price/mix on sales and $24 million of lower volumes, including the impact of COVID-19. These impacts were partially offset by $7 million of favorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 13.6% and an Adjusted Segment EBITDA margin of 13.7%.

Segment income decreased $44 million, primarily due to an estimated $32 million of economic downtime, $15 million of margin impact from lower selling price/mix and $15 million of lower volumes, including the impact of COVID-19. These items were partially offset by $12 million of productivity improvements, $10 million of net cost deflation and $4 million of lower depreciation and amortization. In addition, we incurred $4 million of increased costs for maintenance outages and $5 million of safety, cleaning and other items related to COVID-19.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal fourth quarter and full year ended September 30, 2020, the impact of COVID-19 on the Company and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, November 5, 2020. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-360-0873 (inside the U.S.) or 478-219-0243 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 4466644. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that while demand trends remain uncertain, WestRock is seeing strong trends in key end markets and has positive momentum for strong performance in fiscal year 2021. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales	$4,471.5	$4,651.6	$17,578.8	$18,289.0
Cost of goods sold	3,658.1	3,572.9	14,381.6	14,540.0
Gross profit	813.4	1,078.7	3,197.2	3,749.0
Selling, general and administrative, excluding intangible amortization	390.0	427.8	1,624.4	1,715.2
Selling, general and administrative intangible amortization	99.0	102.5	400.5	400.2
Gain on disposal of assets	(10.4)	(3.9)	(16.3)	(41.2)
Multiemployer pension withdrawal income	-	(4.6)	(1.1)	(6.3)
Land and Development impairments	-	-	-	13.0
Restructuring and other costs	56.5	66.6	112.7	173.7
Goodwill impairment	1,333.2	-	1,333.2	-
Operating (loss) profit	(1,054.9)	490.3	(256.2)	1,494.4
Interest expense, net	(110.3)	(114.0)	(393.5)	(431.3)
Loss on extinguishment of debt	(0.4)	(0.4)	(1.5)	(5.1)
Pension and other postretirement non-service income	24.9	19.3	103.3	74.2
Other income, net	19.1	4.7	9.5	2.4
Equity in income of unconsolidated entities	7.1	1.8	15.8	10.1
(Loss) income before income taxes	(1,114.5)	401.7	(522.6)	1,144.7
Income tax expense	(40.0)	(89.3)	(163.5)	(276.8)
Consolidated net (loss) income	(1,154.5)	312.4	(686.1)	867.9
Less: Net income attributable to noncontrolling interests	(1.5)	(1.6)	(4.8)	(5.0)
Net (loss) income attributable to common stockholders	$(1,156.0)	$310.8	$(690.9)	$862.9

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net (loss) income attributable to common stockholders	$(1,156.0)	$310.8	$(690.9)	$862.9
Less: Distributed and undistributed income available to participating securities	-	(0.1)	(0.1)	(0.1)
Distributed and undistributed (loss) income available to common stockholders	$(1,156.0)	$310.7	$(691.0)	$862.8

Diluted weighted average shares outstanding	260.0	259.0	259.2	259.1

Diluted (loss) earnings per share	$(4.45)	$1.20	$(2.67)	$3.33

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales:

Corrugated Packaging	$2,898.4	$3,019.4	$11,419.2	$11,816.7
Consumer Packaging	1,627.2	1,668.8	6,333.0	6,606.0
Land and Development	-	0.1	18.9	23.4
Intersegment Eliminations	(54.1)	(36.7)	(192.3)	(157.1)
Total net sales	$4,471.5	$4,651.6	$17,578.8	$18,289.0

Income before income taxes:

Corrugated Packaging	$281.9	$449.8	$1,037.7	$1,399.6
Consumer Packaging	91.4	135.0	323.7	388.1
Land and Development	-	(0.3)	1.4	2.5
Total segment income	373.3	584.5	1,362.8	1,790.2

Gain on sale of certain closed facilities	10.1	4.8	15.6	52.6
Multiemployer pension withdrawal income	-	4.6	1.1	6.3
Land and Development impairments	-	-	-	(13.0)
Restructuring and other costs	(56.5)	(66.6)	(112.7)	(173.7)
Goodwill impairment	(1,333.2)	-	(1,333.2)	-
Non-allocated expenses	(16.6)	(15.9)	(70.7)	(83.7)
Interest expense, net	(110.3)	(114.0)	(393.5)	(431.3)
Loss on extinguishment of debt	(0.4)	(0.4)	(1.5)	(5.1)
Other income, net	19.1	4.7	9.5	2.4
(Loss) income before income taxes	$(1,114.5)	$401.7	$(522.6)	$1,144.7

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net (loss) income	$(1,154.5)	$312.4	$(686.1)	$867.9
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	365.6	383.1	1,487.0	1,511.2
Cost of real estate sold	-	-	16.1	17.3
Deferred income tax expense	26.9	0.7	43.0	37.1
Share-based compensation expense	31.9	12.9	130.3	64.2
401(k) match in common stock	20.8	-	20.8	-
Pension and other postretirement funding more than expense (income)	(19.4)	(17.0)	(80.1)	(61.3)
Multiemployer pension withdrawal income	-	(4.6)	(1.1)	(6.3)
Land and Development impairments	-	-	-	13.0
Goodwill impairment	1,333.2	-	1,333.2	-
Other impairment adjustments	23.6	27.8	25.8	38.3
Gain on disposal of plant and equipment and other, net	(7.7)	(3.8)	(13.2)	(43.0)
Other, net	(5.9)	(18.7)	(39.3)	(80.2)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(51.9)	179.0	30.5	272.9
Inventories	92.5	(71.0)	21.8	(110.5)
Other assets	(104.1)	47.1	(202.4)	(124.6)
Accounts payable	153.7	87.2	(86.4)	(39.1)
Income taxes	(43.3)	36.7	(27.6)	7.2
Accrued liabilities and other	70.3	(61.2)	98.4	(53.9)
Net cash provided by operating activities	731.7	910.6	2,070.7	2,310.2

Investing activities:
Capital expenditures	(117.9)	(392.3)	(978.1)	(1,369.1)
Cash paid for purchase of businesses, net of cash acquired	-	(5.9)	-	(3,374.2)
Investment in unconsolidated entities	(0.3)	(0.8)	(1.3)	(11.2)
Proceeds from sale of property, plant and equipment	12.5	10.8	35.0	119.1
Proceeds from property, plant and equipment insurance settlement	4.1	9.0	6.5	25.5
Other, net	5.5	0.3	16.4	30.3
Net cash used for investing activities	(96.1)	(378.9)	(921.5)	(4,579.6)

Financing activities:
Proceeds from issuance of notes	-	-	598.6	2,498.2
Additions to revolving credit facilities	15.0	30.0	428.0	222.2
Repayments of revolving credit facilities	(50.0)	(50.0)	(528.2)	(227.2)
Additions to debt	13.3	620.6	696.4	5,061.6
Repayments of debt	(253.4)	(966.6)	(1,449.2)	(5,631.6)
(Repayments) additions to commercial paper, net	(329.9)	(106.4)	(339.2)	339.2
Other debt (repayments) additions, net	(11.1)	6.3	(80.3)	52.2
Issuances of common stock, net of related minimum tax withholdings	5.5	9.7	22.2	18.3
Purchases of common stock	-	-	-	(88.6)
Cash dividends paid to stockholders	(51.9)	(117.2)	(344.5)	(467.9)
Cash distributions paid to noncontrolling interests	(1.0)	(0.9)	(2.4)	(4.3)
Other, net	(5.5)	15.2	(22.5)	8.1
Net cash (used for) provided by financing activities	(669.0)	(559.3)	(1,021.1)	1,780.2
Effect of exchange rate changes on cash and cash equivalents	(7.0)	0.1	(28.6)	4.0
(Decrease) increase in cash and cash equivalents and restricted cash	(40.4)	(27.5)	99.5	(485.2)
Cash and cash equivalents, and restricted cash at beginning of period	291.5	179.1	151.6	636.8
Cash and cash equivalents, and restricted cash at end of period	$251.1	$151.6	$251.1	$151.6

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$56.3	$48.0	$147.2	$226.1
Interest, net of amounts capitalized	$144.0	$162.6	$395.4	$412.5

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$251.1	$151.6
Accounts receivable (net of allowances of $66.3 and $53.2)	2,142.7	2,193.2
Inventories	2,023.4	2,107.5
Other current assets	520.5	496.2
Assets held for sale	7.0	25.8
Total current assets	4,944.7	4,974.3

Property, plant and equipment, net	10,778.9	11,189.5
Goodwill	5,962.2	7,285.6
Intangibles, net	3,667.2	4,059.5
Restricted assets held by special purpose entities	1,267.5	1,274.3
Prepaid pension asset	368.7	224.7
Other assets	1,790.5	1,148.8
Total Assets	$28,779.7	$30,156.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$222.9	$561.1
Accounts payable	1,674.2	1,831.8
Accrued compensation and benefits	386.7	470.4
Other current liabilities	645.1	571.8
Total current liabilities	2,928.9	3,435.1
Long-term debt due after one year	9,207.7	9,502.3
Pension liabilities, net of current portion	305.2	294.0
Postretirement medical liabilities, net of current portion	145.4	162.1
Non-recourse liabilities held by special purpose entities	1,136.5	1,145.2
Deferred income taxes	2,916.9	2,878.0
Other long-term liabilities	1,490.3	1,053.9
Redeemable noncontrolling interests	1.3	1.9

Total stockholders' equity	10,630.6	11,669.9
Noncontrolling interests	16.9	14.3
Total Equity	10,647.5	11,684.2
Total Liabilities and Equity	$28,779.7	$30,156.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings per Diluted Share are Net (loss) income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net (loss) income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net (loss) income attributable to common stockholders for the periods indicated (in millions):

	Three Months Ended September 30, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$(1,114.5)	$(40.0)	$(1,154.5)
Goodwill impairment	n/a	n/a	n/a	1,333.2	(18.9)	1,314.3
Restructuring and other items	n/a	n/a	n/a	56.5	(14.2)	42.3
Interest accretion on multiemployer pension liability	n/a	n/a	n/a	14.1	(3.5)	10.6
Losses at closed plants, transition and start-up costs (2)	1.1	1.3	-	2.8	(0.6)	2.2
Loss on extinguishment of debt	n/a	n/a	n/a	0.4	(0.1)	0.3
Accelerated depreciation on major capital projects
and certain plant closures (2)	n/a	n/a	n/a	0.2	-	0.2
Litigation recovery	n/a	n/a	n/a	(12.4)	3.1	(9.3)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(10.1)	2.5	(7.6)
Brazil indirect tax (3)	(4.0)	-	-	(6.9)	1.8	(5.1)
Other	-	-	-	(0.1)	0.1	-
Adjustments/ Adjusted Results	$(2.9)	$1.3	$-	$263.2	$(69.8)	$193.4
Noncontrolling interests						(1.5)
Adjusted Net Income						$191.9
(1)	The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes",
"Income tax expense" and "Consolidated net (loss) income", respectively, as reported on the statements of operations.
(2)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.
	Three Months Ended September 30, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$401.7	$(89.3)	$312.4
Restructuring and other items	n/a	n/a	n/a	66.6	(15.2)	51.4
Accelerated depreciation on major capital projects and
certain plant closures (2)	n/a	n/a	n/a	15.1	(3.7)	11.4
Losses at closed plants, transition and start-up costs (2)	3.0	0.5	-	4.3	(1.0)	3.3
Loss on extinguishment of debt	n/a	n/a	n/a	0.4	(0.2)	0.2
Land and Development operating results	n/a	n/a	0.3	0.3	(0.1)	0.2
Direct expenses from Hurricane Michael, net of
related proceeds	(53.1)	-	-	(53.1)	13.0	(40.1)
Brazil indirect tax (3)	(6.6)	-	-	(7.3)	2.1	(5.2)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(4.8)	1.2	(3.6)
Multiemployer pension withdrawal income	n/a	n/a	n/a	(4.6)	1.2	(3.4)
Other	(0.8)	-	(4.5)	(4.1)	0.9	(3.2)
Adjustments/ Adjusted Results	$(57.5)	$0.5	$(4.2)	$414.5	$(91.1)	$323.4
Noncontrolling interests						(1.6)
Adjusted Net Income						$321.8
(1)	The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes",
"Income tax expense" and "Consolidated net (loss) income", respectively, as reported on the statements of operations.
(2)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

	Three Months Ended June 30, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$199.2	$(19.2)	$180.0
COVID-19 manufacturing and operations bonus	16.5	15.1	-	31.6	(7.7)	23.9
Restructuring and other items	n/a	n/a	n/a	9.7	(2.4)	7.3
North Charleston and Florence transition and
reconfiguration costs (2)	5.8	-	-	6.3	(1.5)	4.8
Losses at closed plants, transition and start-up costs (2)	2.4	2.4	-	5.6	(1.2)	4.4
Direct costs from Hurricane Michael	0.5	-	-	0.5	(0.1)	0.4
Loss on extinguishment of debt	n/a	n/a	n/a	0.6	(0.2)	0.4
Adjustment related to Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(16.4)	(16.4)
Brazil indirect tax (3)	(4.2)	-	-	(9.9)	3.3	(6.6)
Other	-	(1.3)	-	0.9	(0.3)	0.6
Adjustments/ Adjusted Results	$21.0	$16.2	$-	$244.5	$(45.7)	$198.8
Noncontrolling interests						(1.5)
Adjusted Net Income						$197.3
(1)	The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes",
"Income tax expense" and "Consolidated net (loss) income", respectively, as reported on the statements of operations.
(2)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	Sep. 30, 2020	June 30, 2020

Earnings per diluted share	$(4.45)	$0.69

Goodwill impairment	5.06	-
COVID-19 manufacturing and operations bonus	-	0.09
Restructuring and other items	0.17	0.03
Interest accretion on multiemployer pension liability	0.04	-
Losses at closed plants, transition and start-up costs	0.01	0.02
North Charleston and Florence transition and reconfiguration costs	-	0.02
Litigation recovery	(0.04)	-
Gain on sale of certain closed facilities	(0.03)	-
Brazil indirect tax	(0.02)	(0.03)
Adjustment related to the Tax Cuts and Jobs Act	-	(0.06)
Adjustment to reflect adjusted earnings on a fully diluted basis	(0.01)	-
Adjusted earnings per diluted share	$0.73	$0.76

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarters ended September 30, 2020 and September 30, 2019 (in millions, except percentages):

Reconciliation for the Quarter Ended September 30, 2020

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,898.4	$1,627.2	$-	$(54.1)	$4,471.5
Less: Trade sales	(83.4)	-	-	-	(83.4)
Adjusted Segment Sales	$2,815.0	$1,627.2	$-	$(54.1)	$4,388.1

Segment income (1)	$281.9	$91.4	$-	$-	$373.3
Non-allocated expenses	-	-	-	(16.6)	(16.6)
Depreciation & amortization	234.4	129.8	-	1.4	365.6
Segment EBITDA	516.3	221.2	-	(15.2)	722.3
Adjustments (2)	(2.9)	1.3	-	-	(1.6)
Adjusted Segment EBITDA	$513.4	$222.5	$-	$(15.2)	$720.7

Segment EBITDA Margins	17.8%	13.6%
Adj. Segment EBITDA Margins	18.2%	13.7%
(1)	Segment income includes pension and other postretirement income (expense)
(2)	See the Adjusted Net Income tables on page 11 for adjustments
Corrugated Reconciliation for the Quarter Ended September 30, 2020

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,504.5	$97.0	$296.9	$2,898.4
Less: Trade sales	(83.4)	-	-	(83.4)
Adjusted Segment Sales	$2,421.1	$97.0	$296.9	$2,815.0

Segment income (2)	$255.7	$15.2	$11.0	$281.9
Depreciation & amortization	218.4	9.7	6.3	234.4
Segment EBITDA	474.1	24.9	17.3	516.3
Adjustments (3)	1.4	(4.3)	-	(2.9)
Adjusted Segment EBITDA	$475.5	$20.6	$17.3	$513.4

Segment EBITDA Margins	18.9%	25.7%		17.8%
Adj. Segment EBITDA Margins	19.6%	21.2%		18.2%
(1)	The "Other" column includes our Victory Packaging and India corrugated operations.
(2)	Segment income includes pension and other postretirement income (expense)
(3)	See the Adjusted Net Income tables on page 11 for adjustments

Reconciliation for the Quarter Ended September 30, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$3,019.4	$1,668.8	$0.1	$(36.7)	$4,651.6
Less: Trade sales	(106.0)	-	-	-	(106.0)
Adjusted Segment Sales	$2,913.4	$1,668.8	$0.1	$(36.7)	$4,545.6

Segment income (loss)	$449.8	$135.0	$(0.3)	$-	$584.5
Non-allocated expenses	-	-	-	(15.9)	(15.9)
Depreciation & amortization	248.0	133.6	-	1.5	383.1
Segment EBITDA	697.8	268.6	(0.3)	(14.4)	951.7
Adjustments (1)	(57.5)	0.5	0.3	(4.5)	(61.2)
Adjusted Segment EBITDA	$640.3	$269.1	$-	$(18.9)	$890.5

Segment EBITDA Margins	23.1%	16.1%
Adj. Segment EBITDA Margins	22.0%	16.1%
(1)	See the Adjusted Net Income tables on page 11 for adjustments
Corrugated Reconciliation for the Quarter Ended September 30, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,630.7	$116.0	$272.7	$3,019.4
Less: Trade sales	(106.0)	-	-	(106.0)
Adjusted Segment Sales	$2,524.7	$116.0	$272.7	$2,913.4

Segment income	$410.0	$31.0	$8.8	$449.8
Depreciation & amortization	226.9	14.7	6.4	248.0
Segment EBITDA	636.9	45.7	15.2	697.8
Adjustments (2)	(51.2)	(5.9)	(0.4)	(57.5)
Adjusted Segment EBITDA	$585.7	$39.8	$14.8	$640.3

Segment EBITDA Margins	24.2%	39.4%		23.1%
Adj. Segment EBITDA Margins	23.2%	34.3%		22.0%
(1)	The "Other" column includes our Victory Packaging and India corrugated operations.
(2)	See the Adjusted Net Income tables on page 11 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the periods indicated (in millions):

	2016	2017	2018	2019	2020
Net cash provided by operating activities	$1,223.3	$1,463.8	$1,931.2	$2,310.2	$2,070.7
Plus: Retrospective accounting policy adoptions	465.1	436.7	489.7	-	-
Plus: Cash Restructuring and other costs, net of income
tax benefit of $70.4, $36.4, $14.5, $29.9 and $19.4	139.3	99.5	41.3	102.7	59.8
Adjusted Operating Cash Flow	$1,827.7	$2,000.0	$2,462.2	$2,412.9	$2,130.5
Less: Capital expenditures	(796.7)	(778.6)	(999.9)	(1,369.1)	(978.1)
Adjusted Free Cash Flow	$1,031.0	$1,221.4	$1,462.3	$1,043.8	$1,152.4

	Three Months Ended
	Sep. 30, 2020	Sep. 30, 2019
Net cash provided by operating activities	$731.7	$910.6
Plus: Cash Restructuring and other costs, net of
income tax benefit of $5.4 and $10.1	16.7	31.2
Adjusted Operating Cash Flow	748.4	941.8
Less: Capital expenditures	(117.9)	(392.3)
Adjusted Free Cash Flow	$630.5	$549.5

Total Debt and Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. We believe “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, fair value of debt step-up included in Total Debt that is not subject to debt repayment and the impact of the lease standard adoption. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is derived from the current portion of debt and long-term debt due after one year. Set forth below is a reconciliation of “Adjusted Net Debt” to “Total Debt” for the periods indicated (in millions):

	Sep. 30, 2020	June 30, 2020	Sep. 30, 2019
Current portion of debt	$222.9	$213.1	$561.1
Long-term debt due after one year	9,207.7	9,840.3	9,502.3
Total debt	$9,430.6	$10,053.4	$10,063.4
Plus: lease standard adoption (1)	-	-	100.3
Adjusted Total debt	$9,430.6	$10,053.4	$10,163.7
Less: Cash and cash equivalents	(251.1)	(291.5)	(151.6)
Less: Fair value of debt step-up	(208.9)	(212.9)	(228.4)
Adjusted Net Debt	$8,970.6	$9,549.0	$9,783.7

Total debt reduction - quarter	$622.8
Total debt reduction - year	$632.8

Adjusted Net Debt reduction - quarter	$578.4
Adjusted Net Debt reduction - fiscal year	$813.1
(1)	Adjusts the Fiscal 2019 balance for the October 1, 2019 lease standard adoption as codified in ASC 842 that caused us to recharacterize a short-term and long-term liability for two chip mills to a finance lease obligation.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
Courtney James, 470-328-6397
Manager, Corporate Communications
mediainquiries@westrock.com